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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)     MARCH 5, 2001
                                                     -----------------------



                        SUNGLASS HUT INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)


           FLORIDA                        0-21690                65-0667471
 -----------------------------     ---------------------   ---------------------
(State or Other Jurisdiction       (Commission File No.)       (IRS Employer
     of Incorporation)                                      Identification No.)

255 ALHAMBRA CIRCLE, CORAL GABLES, FLORIDA                                33134
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(Address of principal executive office)                               (Zip code)


Registrant's telephone number, including area code: (305) 461-6100
                                                    ----------------------------

                                 NOT APPLICABLE
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         (Former Names or Former Address, if Changed Since Last Report)



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ITEM 7. EXHIBITS

EXHIBIT NO.       DESCRIPTION OF EXHIBIT

20                Offer to Purchase dated March 5, 2001.*

* Incorporated herein by reference to Exhibit (a)(1) of the Schedule TO filed with the SEC on March 5, 2001 by Luxottica Group S.p.A., an Italian corporation ("Parent"), Luxottica S.p.A., an Italian corporation and wholly-owned subsidiary of Parent, and Shade Acquisition Corp., a Florida corporation and wholly-owned subsidiary of Luxottica S.p.A. ("Purchaser").


ITEM 9. REGULATION FD DISCLOSURE

      Parent, Luxottica S.p.A., and Purchaser filed with the SEC on March 5, 2001 a Tender Offer Statement on Schedule TO ("Schedule TO") relating to the third-party tender offer by Purchaser to purchase all of the issued and outstanding shares of common stock, par value $.01 per share, of Sunglass Hut International, Inc. (the "Company"). The Offer to Purchase dated March 5, 2001(the "Offer to Purchase"), filed as Exhibit (a)(1) to the Schedule TO, includes certain estimates regarding the Company's 2000 fiscal year financial performance and financial projections regarding the Company's 2001 fiscal year, all of which were furnished by the Company to Parent in connection with the parties' preliminary discussions concerning the feasibility of the Offer and the Merger (as such terms are defined in the Offer to Purchase). Reference is made to the Offer to Purchase, which is incorporated herein by reference for all purposes.








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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SUNGLASS HUT INTERNATIONAL, INC.

Date:  March 5, 2001                     By: /s/  JAMES N. HAUSLEIN
                                             ----------------------------------
                                              Name: James N. Hauslein
                                              Title: Chairman of the Board and
                                                     Chief Executive Officer








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